UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2003

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387

(Commission File Number)

33-0777819
(IRS Employer Identification No.)

100-4190 Lougheed Hwy, Burnaby, British Columbia, Canada
(Address of principal executive offices and Zip Code)

(604) 482-0000
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

Voice Mobility International, Inc. (TSE: VMY, OTCBB: VMII and FWB: VMY), Vancouver based developer and provider of carrier grade enhanced messaging solutions, today announced an amendment to its agreement with Avaya Inc. (Avaya). The amendment permits Avaya to include VMI technology in Avaya branded offerings and allows Avaya to suggest modifications to VMI's core products, that VMI may, at its option, either develop exclusively for Avaya or commercialize as a part of VMI's product offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

/s/ Randy G. Buchamer
By: Randy G. Buchamer
CEO

Date: December 4, 2003